Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-61814, No. 333-117412, No. 333-125960, No. 333-174955) of Sohu.com Inc. of our report dated February 28, 2018 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

February 28, 2018